UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 9, 2005
(Date of earliest event reported)

MICROS SYSTEMS, INC
(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 443-285-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01    Entry into a Material Definitive Agreement.
     On August 9, 2005, the Compensation Committee of the Board of Directors of MICROS Systems, Inc. (the “Registrant”) authorized and directed the Registrant to enter into the seventh amendment (the “Seventh Amendment”) to the employment agreement (the “Agreement”) between the Registrant and A.L. Giannopoulos, its Chairman, President, and CEO. The Seventh Amendment alters the compensation payable to Mr. Giannopoulos during MICROS’s 2006 fiscal year (ending June 30, 2006) and 2007 fiscal year (ending June 30, 2007). No other changes to the Agreement have been implemented. A copy of the Seventh Amendment is attached as an Exhibit.
Date: August 9, 2005

MICROS Systems, Inc. (Registrant)
By:	/s/ Gary C. Kaufman
Gary C. Kaufman
Executive Vice-President, Finance and Administration, and Chief Financial Officer

Exhibit 10 – Seventh Amendment to Employment Agreement